                                                                    EXHIBIT 99.1


CONTACTS:

Cubist Pharmaceuticals, Inc.                     Noonan Russo/Presence
Jennifer LaVin                                   Ashley Tapp - financial media
Executive Director, Corporate Communications     (212) 845-4247
(781) 860-8362                                   ashley.tapp@nrp-euro.com
jennifer.lavin@cubist.com                        Chamberlain Communications
                                                 Group, Inc.

                                                 Jonathan Potter - product media
                                                 (212) 884-0641
                                                 jpotter@chamberlainpr.com

    CUBIST PHARMACEUTICALS REPORTS FOURTH-QUARTER AND FULL-YEAR 2002 RESULTS

                 CONFERENCE CALL & WEBCAST TODAY AT 10:30 AM ET

LEXINGTON, MA, FEBRUARY 19, 2003 -- Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today reported results for the fourth quarter and full year ended December 31, 2002.

Total revenues for the fourth quarter ended December 31, 2002 were $1,087,153 as compared to $3,571,397 for the same period in 2001. Total operating expenses for the quarter ended December 31, 2002 were $23,329,354 as compared to $24,679,228 for the same period in 2001. Net loss for the quarter ended December 31, 2002 was $24,751,892 or ($0.87) per share as compared to a net loss of $21,866,339 or ($0.77) per share for the same period in 2001.

Total revenues for the twelve months ended December 31, 2002 were $11,486,309 as compared to $14,388,688 for the same period in 2001. Total operating expenses for the twelve months ended December 31, 2002 were $85,007,102 as compared to $85,513,330 for the same period in 2001. Net loss was $82,411,826 or ($2.89) per share for the twelve months ended December 31, 2002 as compared to a net loss of $69,854,157 or ($2.49) per share for the same period in 2001.

Selling, General and Administrative expenses increased as a percentage of total expenses as a result of expanded headcount and increased marketing expenses, in preparation for the U.S. launch of the Company's investigational antibiotic Cidecin(R) (daptomycin for injection), should CIDECIN receive regulatory approval. In addition, research and development expenses decreased as a percentage of total expenses due to the completion of multiple Phase 3 Cidecin trials. Interest expense increased in 2002 relative to 2001 as a result of a $165 million convertible debt offering completed in the fourth quarter of 2001.

The Company's cash and investment balance as of December 31, 2002 was $151,219,900. The total number of common shares outstanding as of December 31, 2002 was 28,702,035.

"2002 was an important year for Cubist--particularly as a result of the December 20, 2002 filing of the U.S. NDA for CIDECIN," said Scott M. Rocklage, Ph.D., Chairman and Chief Executive Officer of Cubist. "In addition to achieving a significant milestone for CIDECIN, we made a key addition to our product

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pipeline and advanced an important pre-clinical candidate. Over the past twelve months," Dr. Rocklage continued, "Cubist also made significant changes to its senior management team, creating what we believe to be an `all-star' team capable of taking Cubist forward on the path to becoming a revenue-generating commercial organization."

Dr. Rocklage concluded, "As we await word from the FDA on the acceptability of the CIDECIN filing, we continue to prepare for a 2003 launch. We invite you to join us on our conference call and webcast at 10:30 am Eastern Time today for a more in-depth discussion and update on last year's accomplishments and our plans for 2003."


*********************CONFERENCE CALL & WEBCAST INFORMATION*********************

                WHEN: WEDNESDAY, FEBRUARY 19, 2003 AT 10:30 AM ET

                    DOMESTIC & CANADA CALL-IN: (800) 915-4836
                      INTERNATIONAL CALL-IN: (973) 317-5319

         CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

                                 WWW.CUBIST.COM

                  REPLAY WILL BE AVAILABLE FOR 30 DAYS VIA THE
          INTERNET; A TRANSCRIPT OF THE CALL WILL BE FILED WITH THE SEC
                     AND WILL ALSO BE AVAILABLE UPON REQUEST

      *********************************************************************


About Cubist
Cubist Pharmaceuticals, Inc. is focused on becoming a global leader in the research, development and commercialization of novel pharmaceuticals to combat serious and life-threatening infections. Cubist has submitted a New Drug Application (NDA) with the U.S. Food & Drug Administration (FDA) for Cidecin(R) (daptomycin for injection) for the treatment of complicated skin and skin structure infections (cSSSI) and is conducting additional Phase 3 studies in both infective endocarditis/bacteremia and vancomycin-resistant enterococcal
(VRE) infections. Cubist has broadened its pipeline to include multiple pre-clinical drug candidates, including an oral version of ceftriaxone (OCTX), a broad-spectrum cephalosporin antibiotic, and CAB-175, a next generation cephalosporin antibiotic with demonstrated IN VITRO activity against methicillin-resistant STAPHYLOCOCCUS AUREUS (MRSA). Cubist is headquartered in Lexington, MA.

CUBIST SAFEHARBOR STATEMENT
STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACT MAY BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (I) THE COMPANY'S ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES AND COMMERCIALIZATION; (II) THE COMPANY'S ABILITY TO OBTAIN REQUIRED GOVERNMENTAL APPROVALS; (III) THE COMPANY'S ABILITY TO ATTRACT AND/OR MAINTAIN MANUFACTURING, SALES, DISTRIBUTION AND MARKETING PARTNERS; (IV) THE COMPANY'S ABILITY TO DEVELOP AND COMMERCIALIZE ITS PRODUCTS BEFORE ITS COMPETITORS; AND
(V) THE COMPANY'S ABILITY TO FINANCE ITS OPERATIONS. ADDITIONAL FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS ARE CONTAINED IN THE COMPANY'S

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FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS
DISCUSSED UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S RECENT SEC FILINGS.

Cidecin(R) is a registered trademark of Cubist Pharmaceuticals, Inc.

                                  Tables Follow



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                          CUBIST PHARMACEUTICALS, INC.
                            CONDENSED BALANCE SHEETS
                                    UNAUDITED

                                                         DECEMBER 31,             DECEMBER 31,
                                                             2002                     2001
                                                      -------------------     -------------------
ASSETS

Cash, cash equivalents and investments                    $ 151,219,900            $ 243,134,679
Property and equipment, net                                  48,267,760               48,056,157
Other assets                                                 22,034,842               23,643,359
                                                      -------------------     -------------------

Total assets                                              $ 221,522,502            $ 314,834,195
                                                      ===================     ===================


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                          $   9,599,490            $   7,336,002
Accrued expenses                                              6,289,058               15,709,766
Deferred revenue                                              2,500,083                9,900,080
Debt and capital lease obligations                          210,033,493              212,387,769
                                                      -------------------     -------------------
Total liabilities                                           228,422,124              245,333,617
                                                      -------------------     -------------------

Total stockholders' equity                                  (6,899,622)               69,500,578
                                                      -------------------     -------------------

Total liabilities and stockholders' equity                $ 221,522,502            $ 314,834,195
                                                      ===================     ===================

                          CUBIST PHARMACEUTICALS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                    UNAUDITED

                                             ----------------------------------    -------------------------------------
                                                    THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                       DECEMBER 31,                            DECEMBER 31,
                                                  2002              2001                2002                 2001
                                             ---------------   ----------------    ----------------    -----------------
Sponsored research revenues                      $1,087,153        $3,571,397         $11,486,309         $14,388,688

Operating expenses:
         Research and development                14,543,436        17,195,949          55,900,797          63,686,101
         General and administrative               8,785,918         7,483,279          29,106,305          21,827,229
                                             ---------------   ----------------    ----------------    -----------------
             Total operating expenses            23,329,354        24,679,228          85,007,102          85,513,330

Interest income                                   1,003,890         1,086,176           5,198,594           6,922,292
Interest expense                                 (3,400,803)       (2,502,136)        (13,796,091)         (5,739,860)
Other income (expense)                             (112,778)          657,452            (293,536)             88,073
                                             ---------------   ----------------    ----------------    -----------------

Net loss                                       ($24,751,892)     ($21,866,339)       ($82,411,826)       ($69,854,157)
                                             ===============   ================    ================    =================
Basic and diluted net loss per common
share                                               ($0.87)           ($0.77)             ($2.89)             ($2.49)
                                             ===============   ================    ================    =================
Weighted average number of common shares
for basic and diluted net loss per
common share                                     28,570,430        28,122,074          28,515,435          28,088,435
                                             ===============   ================    ================    =================


                                       ###



   For additional information, visit the Company's website at www.cubist.com.